                       SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C. 20549

                                 FORM 8-K

                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT of 1934

                                   May 9, 2003

                         ADVA International Inc.

                                 Delaware
                  State or other jurisdiction of incorporation

   0-16341                                        16-1284228
Commission file number                                 I.R.S. Employee
Identification No.

                          454 South Anderson Road
                      Rock Hill, South Carolina 29730

                               803.327.6790

                                      1

Item 5. Other Events
                                EXPLANATORY NOTE

Global Information Group USA, Inc. ("GIG") is a development stage company and the wholly-owned subsidiary of ADVA International Inc. ("ADVA" or the
"Company"). GIG is in the field of 3D graphics technology.

The Board of Directors ("the Board") initiated an independent technical survey of the GIG source code in order to ascertain which technical capabilities remain viable in the current market space for 3D graphics technology. The results of this study and further market research by the Board indicates that, given both the enormous technological advances in competitors' 3D software and current market conditions, the funding required to develop and market GIG 3D technology into a compatible and competitive product has not been readily available to
ADVA, nor will it be for the foreseeable future. It is therefore the opinion of the Board of Directors that pursuing the current ADVA business plan is not in the best interests of the shareholders at this time.

Given the current situation, the Board has been researching and reviewing various alternative business options for ADVA. One alternative under consideration is the possibility to open the GIG source code under a limited
General Public License ("GPL"®). GPL-based development is a way of performing vital software development and gaining market awareness at a lower cost to the company by allowing external developers to modify and improve the company's software source code. GPL-based software development (also known as
"open source" software) is widespread in the US software industry and is utilized by such market leaders as IBM®, Red Hat ®, Apple® and
Hewlett-Packard® as well as hundreds of smaller firms worldwide. A second direction being considered is the licensing or sale of certain technology assets of GIG to third parties. Both of these directions will require substantial further efforts by the Board prior to a final decision for implementation.

A business opportunity involving new technology is currently being reviewed by the Board of Directors. Based on software development outside the 3D graphics technology space, this new initiative, if successful, would expand and diversify
ADVA's potential for revenues into different markets. If this opportunity is determined to be viable by the Board of Directors, ADVA will seek to acquire the rights to both develop and market said technology based on new funding. Such a strategy, if followed, would allow the Company to also carry out one of the above alternatives for GIG either now or in the future. The Board anticipates a decision to be concluded sometime this month and will report to the shareholders via a Form 8K filing with the Securities and Exchange Commission at the earliest possible opportunity thereafter. It should be noted that this business opportunity is the direct result of discussions with a company in which one of the ADVA Directors is a Partner. To avoid any possible conflict of interest, said Director has reclused himself from deliberations and will abstain from any votes concerning the Board's decisions on this matter.

In a move to reduce overhead expense until more funding can be found, the Board of Directors has moved to reduce the size and scope of the Rock Hill office effective April 13, 2003. The terms of the existing lease with the Business
Technology Center (filed by reference to Form 10-KSB filed July 13, 2001, held the Company liable for the monetary value of the remainder of the term until
June 1, 2004. A settlement has been negotiated releasing ADVA from the terms of the lease with no further monetary responsibility while certain clauses regarding longer term issues such as environmental effects will be in force until the end of the original lease (see attached letter filed as Exhibit 1.0).
This settlement included a final monthly lease payment on the larger office space while the use of a smaller office in the Rock Hill Business Technology
Center is being negotiated.

The company is currently in default on its loan arrangements, several contracts with its consulting staff and payments to other vendors. The Board is negotiating on such cases for further time to resolve these issues until which time they can be paid in full. The Board anticipates that these outstanding financial obligations may be paid from either new funding or failing that, any proceeds realized from asset sales. The Company is currently being guided solely by the Board of Directors until such time as sufficient funds can be realized to attract and pay management staff.
                                       2

ADVA's estimated expenditures in personnel, consultant fees and overhead have been reduced significantly and are anticipated to be less than $5,000 per month through June 30, 2003, not including payments due to lenders or creditors.

The Company anticipates that it will file its fiscal Q3 results as a part of the filing of the company's Form 10KSB, as soon as sufficient funds are available to do so.

The following exhibits are filed with this Current report on Form 8-K.

Exhibit No.10 Description

10        Letter releasing ADVA International Inc from lease with the Business
          Technology Center in Rock Hill, SC dated April 29, 2003

10.1      Incorporated by reference to our Form 10-KSB filed July 13, 2001, file number 000-16341

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            For: ADVA International, Inc.
Date: 05/09/03
                                            By:_________________

                                            Ernst R Verdonck
                                            CEO / Chairman of the Board